UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 22, 2015

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 22, 2015, the Board of Directors of Independent Bank Corporation (the "Company") appointed Joan Budden to the Board of Directors of the Company and its wholly owned subsidiary, Independent Bank.  Since July 2010, Ms. Budden has served as the Chief Marketing Officer of Priority Health, a health benefits company headquartered in Grand Rapids, Michigan.  As Chief Marketing Officer, Ms. Budden is responsible for strategic marketing, product development, sales and government programs.  And prior to that she served as Vice President of Individual Business for Blue Cross Blue Shield of Michigan where she was employed since 1985.

In connection with the appointment of Ms. Budden to the Board of Directors, the Board increased the size of the Board from ten members to eleven members.  Ms. Budden has not yet been appointed to any committee of the Board of Directors.

Item 9.01	Financial Statement and Exhibits.

99.1	Press Release announcing appointment of Joan Budden to the Board of Directors of Independent Bank Corporation and Independent Bank, issued by the Company on July 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: July 27, 2015	/s/ Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and Chief Financial Officer